UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

  RiverNorth Opportunities Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

RIVERNORTH OPPORTUNITIES FUND, INC.

IMMEDIATE ACTION REQUIRED

ADJOURNED SPECIAL MEETING

Dear Stockholder of the RiverNorth Opportunities Fund, Inc.:

Over the last several weeks, we have sent you multiple sets of proxy materials concerning important proposals being presented for your approval affecting your investment in the Fund. The Special Meeting of the Fund is being adjourned to allow stockholders more time to vote on the proposals as sufficient quorum has not been reached to hold the meeting. This letter was sent because you held shares in the Fund on the record date and we have not yet received your vote.

The Fund’s Special Meeting will be reconvened on June 29, 2018 at 11:00 a.m. (Mountain Time) at the offices of ALPS Advisors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado, 43215. We are asking that you submit your vote today in time for the Special Meeting!

THE FUND’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS, ELIMINATES PHONE CALLS TO STOCKHOLDERS, AND ALLOWS THE FUND TO CONTINUE UNINTERRUPTED OPERATIONS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-875-8613.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.